UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 3, 2008
ACTUATE CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-24607	94-3193197

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2207 Bridgepointe Parkway, Suite 500, San Mateo, California	94404

(Address of Principal Executive Offices)	(Zip Code)
(650) 645-3000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On November 3, 2008, Actuate Corporation (the “Company”) issued a press release announcing its intention to repurchase up to $60,000,000 worth of the common stock of the Company in a modified “Dutch auction” tender offer. The Company expects to commence the tender offer in early November 2008.
The Company has suspended its stock repurchase program pursuant to which the Company was authorized to repurchase shares in an amount not to exceed $6.25 million per quarter (not to exceed $12.4 million in the first six months of fiscal year 2008), and the cumulative amount not to exceed $50.0 million over a two year period beginning on October 24, 2007.
A copy of the Company’s press release is filed as Exhibit 99.1 to this Report and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
The following exhibit is furnished herewith:

Exhibit Number	Description

99.1	Text of press release issued by Actuate Corporation dated November 3, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTUATE CORPORATION
Date: November 3, 2008	By:	/s/ Daniel A. Gaudreau
	Name:	Daniel A. Gaudreau
	Title:	Chief Financial Officer and Senior Vice President, Operations

EXHIBIT INDEX

Exhibit Number	Description

99.1	Text of press release issued by Actuate Corporation dated November 3, 2008.